Exhibit 10.7

FS Credit Real Estate Income Trust, Inc.

Amended & Restated Performance-Contingent Class I Share Right Agreement

November 10, 2022

This Amended & Restated Performance-Contingent Class I Share Right Agreement (the “Agreement”) is made on the date set forth above in accordance with Section 8(e) of the Third Amended and Restated Advisory Agreement between FS Credit Real Estate Income Trust, Inc. and FS Real Estate Advisor, LLC, effective as of November 30, 2021 (as amended, the “Advisory Agreement”). Capitalized terms used but not defined herein have the meanings given to such terms in the Advisory Agreement. In accordance with Section 8(e) of the Advisory Agreement, the Adviser has given notice to the Company that, with the consent of the Sub-Adviser, it has elected for the Adviser and the Sub-Adviser (the “Adviser Entities”) to receive that portion of the fees to which each is entitled pursuant to the Advisory Agreement and the Sub-Advisory Agreement, as applicable, set forth below in Class I PCRs, subject to the terms and conditions hereof. For the avoidance of doubt, Class I PCRs and Class I Shares issued hereunder may be held by employees and/or affiliates of the Adviser Entities.

1.

The amount of the Class I PCRs, if any, shall be accrued on a monthly basis and payable on a quarterly basis. A calculation of the amount of Class I PCRs, substantially in the form attached as Exhibit A hereto, shall be updated on a quarterly basis.

2.

Class I Shares shall become issuable in extinguishment of Class I PCRs upon the achievement of the following conditions in any fiscal quarter following the initial issuance of the Class I PCRs (together, the “Performance Conditions”): (a) Adjusted Core Earnings for the quarter exceed distributions paid to stockholders during such quarter and (such difference, the “Excess Distributable Income”); and (b) the annualized distribution yield on the Company’s Class I Shares (measured over such quarter) is at least at the yield target determined by management given then-current market conditions (the “Yield Target”). “Adjusted Core Earnings” means: the net income (loss) attributable to stockholders, computed in accordance with GAAP, including (i) realized gains (losses) not otherwise included in GAAP net income (loss), (ii) stockholder servicing fees, and (iii) reimbursements for Organization and Offering Expenses, and excluding (A) non-cash equity compensation expense, (B) non-cash equity based administration fees, (C) depreciation and amortization, (D) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (E) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items.

3.

On the last day of any fiscal quarter in which the Company achieves the Performance Conditions (the “Performance Achievement Date”), Class I Shares shall become issuable to the Adviser Entities in extinguishment of Class I PCRs. On the first calendar day of the second month following the Performance Achievement Date (the “Closing Date”), the Company shall issue to the Adviser Entities, subject to Section 4 below, their respective portion of the number of Class I Shares equal in value to the Excess Distributable Income as of the Performance Achievement Date in respect of any outstanding Class I PCRs, and such Class I Shares shall be validly issued and non-assessable. The transaction price used to calculate the number of Class I Shares issued under this Agreement shall equal the then-current transaction price as of the Closing Date.(1) Such Class I Shares shall be registered in the names of the Adviser Entities (or such affiliates or employees of the Adviser Entities that hold such Class I Shares) as of the Closing Date, and the Company shall notify the Company’s transfer agent of such issuance of Class I Shares. The Adviser Entities, and their respective affiliates and employees, may not request repurchase by the Company of any Class I Shares issued hereunder for a period of six (6) months from the date of issuance. Thereafter, upon ten (10) days’ written notice to the Company by the Adviser, the Company shall repurchase any Class I Shares requested to be repurchased by either of the Adviser Entities at the then-current Class I Share transaction price; provided that no repurchase shall be permitted that would jeopardize the Company’s qualification as a REIT or violate Maryland law(1) For example, if the Performance Achievement Date is December 31, Class I Shares will be issued on or about February 1. The February 1 transaction price is equal to December 31 NAV, which is publicly filed in mid-January.

4.

If, upon achieving the Performance Conditions, the issuance of Class I Shares, in the opinion of the Company or the Adviser, were to jeopardize the Company’s qualification as a REIT, such issuance would be further deferred until such time as it would not cause the Company to fail to qualify as a REIT, as determined by the Company and the Adviser.

(1)

For example, if the Performance Achievement Date is December 31, Class I Shares will be issued on or about February 1. The February 1 transaction price is equal to December 31 NAV, which is publicly filed in mid-January.

5.

The Adviser and Sub-Adviser acknowledge that the Company has not registered the Class I Shares to be issued hereunder under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from such registration provided by the Securities Act and the State Acts. The Adviser acknowledges that the Class I Shares to be issued hereunder may not be sold, transferred, assigned, exchanged, pledged, hypothecated or otherwise disposed of except pursuant to a registration of the Class I Shares under the Securities Act and all applicable State Acts, or in transactions which are exempt from the registration provisions of the Securities Act and all applicable State Acts, and that the Adviser has no right to require the Company or any other party to seek such registration of such Class I Shares. The Adviser and Sub-Adviser further acknowledge that the Class I Shares are subject to significant restrictions transferability and ownership set forth in the Company’s Articles of Amendment and Restatement, dated as of September 7, 2017, as amended or restated to date, and that the Adviser has no present intent to attempt to sell, transfer or otherwise dispose of such Class I Shares, except in compliance with applicable securities laws, which will be unregistered and subject to restrictions on transfer. The Adviser Entities are acquiring the Class I Shares solely for their own beneficial account, or those accounts of its employees and/or affiliates, for investment purposes only, and not with a view towards, or with any intention of, any distribution or resale of the Class I Shares, except in compliance with applicable securities laws.

6.	This Agreement shall have an unlimited duration, except as otherwise set forth herein.

7.

If, prior to the Performance Achievement Date, (i) the Advisory Agreement is terminated in accordance with Section 12(b) of the Advisory Agreement (other than Section 12(b)(iii) thereof) or (ii) the Sub-Advisory Agreement is terminated in accordance with Section 9(b) thereof (other than Section 9(b)(v) thereof), any rights related to the Class I PCRs evidenced hereby by the terminated party as of the date of such termination shall immediately vest and the Company shall issue the number of Class I Shares issuable upon such vesting. If, prior to the Performance Achievement Date, either of the Adviser Entities resigns as the adviser or sub-adviser, respectively, of the Company, then any rights related to the Class I PCRs evidenced hereby as of the date of such resignation shall remain outstanding and Class I Shares issuable in respect thereof shall be issued upon achievement of the Performance Conditions.

8.	This Agreement shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FS REAL ESTATE ADVISOR, LLC
/S/ MICHAEL C. FORMAN
Michael C. Forman
Chief Executive Officer

RIALTO CAPITAL MANAGEMENT, LLC
/S/ SORANA GEORGESCU
Sorana Georgescu
Secretary

FS REAL ESTATE INCOME TRUST, INC.
/S/ MICHAEL C. FORMAN
Michael C. Forman
Chief Executive Officer

Exhibit A

Sample Calculation

“Adjusted Core Earnings” for the fiscal quarter (A):	$
Amount of distributions paid to stockholders during the fiscal quarter (B):	$
The amount, if any, by which distributions paid to stockholders exceed Adjusted Core Earnings for the fiscal quarter (B minus A) (C):	$
The total amount of Base Management and Performance Fees payable to the Adviser for the fiscal quarter (D):	$
Dollar value of fees issued in Class I PCRs (the lesser of C and D) (E):	$
Transaction Price for the Class I Shares (F):	$
Number of Class I Shares to be issued to the Adviser upon the achievement of the Performance Conditions (E divided by F):